Exhibit 99.1

Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

POLYCOM REPORTS FOURTH QUARTER RESULTS

Revenue Growth of 26 Percent to $118.3 Million in Q4 2003;

Positive Operating Cash Flow of $30.3 Million

PLEASANTON, Calif. – Jan. 28, 2004 – Polycom®, Inc. (NASDAQ: PLCM), the world’s leader in video and voice conferencing, conference bridges, and integrated web collaboration solutions, today reported its operating results for the fourth quarter ended Dec. 31, 2003.

Fourth quarter 2003 consolidated net revenues were $118.3 million, compared to $94.2 million recorded for the fourth quarter of 2002. Pro forma net income in the fourth quarter of 2003 was $17.2 million, or 17 cents per diluted share. This compares to pro forma net income of $6.8 million, or 7 cents per diluted share, for the fourth quarter of 2002. Pro forma financial measures exclude acquisition-related costs, purchased in-process research and development, amortization of purchased intangibles, restructuring costs, litigation settlement, loss on strategic investments, income tax effect of the preceding adjustments, loss from discontinued operations, net of taxes, and gain from sale of discontinued operations, net of taxes. GAAP net income for the fourth quarter of 2003 was $13.7 million, or 13 cents per diluted share, compared to GAAP net income of $3.1 million, or 3 cents per diluted share, for the same period last year.

For the year ended Dec. 31, 2003, net revenues were $420.4 million, compared to $452.1 million for the year ended Dec. 31, 2002. Pro forma net income for the year ended Dec. 31, 2003 was $40.6 million, or 40 cents per diluted share, compared to $55.3 million, or 55 cents per diluted share, for the comparable period of 2002. GAAP net income for the year ended Dec. 31, 2003 was $22.8 million, or 23 cents per diluted share, compared to GAAP net income of $26.8 million, or 27 cents per diluted share, for the same period last year.

Prior year revenue, GAAP and pro forma net income figures include certain reclassifications primarily to reflect the effect of discontinued operations associated with the sale of the network access product line. Network access revenue and related expenses, net of taxes, are shown as discontinued operations in the financial statements.

The reconciliation of the GAAP statement of operations amounts to the respective pro forma figures, for the three and twelve months ended Dec. 31, 2003 and 2002 is set forth at the end of this press release.

On a product line basis, consolidated net revenues for the fourth quarter of 2003 were comprised of 58 percent video communications, or $67.9 million; 21 percent network systems, or $25.3 million; 17 percent voice communications, or $20.3 million; and 4 percent iPower™-related services or $4.8 million. This compares to the fourth quarter of 2002, in which consolidated net revenues were comprised of 53 percent video communications, or $49.4 million; 24 percent network systems, or $22.7 million; 17 percent voice communications, or $16.3 million; and 6 percent iPower-related services, or $5.8 million. Certain prior year revenue items have been reclassified to conform to current year presentation.

“The year 2003 was clearly transformational for Polycom,” stated Robert Hagerty, president and CEO. “We entered the year with virtually no backlog and the prospects of a first quarter that promised to be challenging. We exited the year with a significantly improved set of circumstances—DSO, backlog, linearity, cash, and gross margins all at record levels. Inventory turns and operating margins are near record levels and, in spite of typical first quarter seasonality, the prospect of Q104 is significantly better than the year-ago period due to both the backlog and the execution of our new, high-touch sales force.”

Hagerty continued, “For 2004, we see several key drivers for our industry and our business: (1) from a macro standpoint, an improving capital spending environment appears to exist in the IT community and, particularly, in our space. This includes spending by commercial enterprises and the public sector, (2) the fast growth of Voice over IP and its ramifications for Polycom’s voice and video over IP converged solution create a broader opportunity for deployment through single network connectivity and an unprecedented phone call ease-of-use, (3) with Voyant being integrated into The Polycom Office, we have an end-to-end solution for the service provider and the enterprise that enables a converged backbone for voice, video, and web communications, (4) our new product engine was fully-productive during 2003 and is on-track to deliver a broad array of integrated converged solutions throughout 2004, and (5) our high-touch solutions selling approach is giving us the capacity to work as a trusted advisor with our customers throughout the world—enabling broad deployments of our solution that for many of them has already become mission-critical.”

“Polycom’s gross margin increased to a record 62.8 percent in the fourth quarter,” said Michael Kourey, senior vice president, finance and administration, and CFO. “With this enhanced gross margin and revenue growth, Polycom’s pro forma operating margin increased to 18.8 percent in the period. This profitability level, coupled with our continued success in managing inventory and receivables, yielded our twenty-third consecutive quarter of positive operating cash flow at $30.3 million.”

About Polycom

Polycom, Inc. is the world’s technology leader of high-quality, easy-to-use video, voice, data and web conferencing and collaboration solutions. The Polycom Office™ is our continued commitment to make distance communications as natural and interactive as being there by providing best-in-class conferencing solutions that are interoperable, integrated and intuitive to the user. The Polycom Office is based on industry standards and supported by an open architecture that promotes interoperability in multi-vendor environments and complements leading network infrastructure platforms. For additional information call 1-800-POLYCOM (765-9266) or +1-408-526-9000, or visit the Polycom website at www.polycom.com.

This release contains forward-looking statements, including forward-looking statements regarding backlog, linearity and gross margins and their likely impact on Polycom’s prospects for the first quarter of 2004 and beyond, improved IT capital spending, the growth of voice over IP and video over IP markets and opportunities, the integration of Voyant into the Polycom Office, the delivery of new products in 2004, and the effectiveness of Polycom’s solution selling approach. These statements are subject to many risks and uncertainties, including potential fluctuations and changes in operating results and growth rates, the health of our industry, possible reductions in capital spending, the market acceptance of Polycom’s products, possible delays in the development, availability and shipment of new products, problems in the integration of our acquisition of Voyant, and risks associated with changes in general economic conditions. Further risks are detailed from time to time in Polycom’s SEC reports, including the Form 10-K for 2002, and subsequent Form 10-Q filings.

As has been noted on the Company’s web site since Jan. 21, 2004, Polycom will hold a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its fourth quarter results. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, call 877-809-5475; and for callers outside of the US and Canada, call 706-679-4994, with the pass code being Polycom. A replay of the call will also be available through February 9, 2004 at www.polycom.com or, for callers in the US and Canada, at 800-633-8284; and for callers outside of the US and Canada, at 402-977-9140. The access number for the replay is 21182294. A replay of the call will also be maintained on our website at www.polycom.com under Investor Relations – Archived Conference Calls for twelve months.

Polycom and the Polycom logo are registered trademarks and iPower and Polycom Office are trademarks of Polycom in the U.S. and various countries. All other trademarks are the property of their respective owners. ©2004, Polycom, Inc. All rights reserved.

POLYCOM, INC.

Pro Forma Condensed Consolidated Statements of Operations

Excluding Acquisition-related costs, Purchased in-process R&D, Amortization of purchased intangibles,

Restructuring costs, Litigation settlements, Loss on strategic investments,

Income (loss) from discontinued operations, Gain from sale of discontinued operations and Related tax effects

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Net revenues	$118,287	$94,248	$420,423	$452,091
Cost of net revenues	43,965	38,489	165,577	187,513

Gross profit	74,322	55,759	254,846	264,578

Operating expenses:
Sales and marketing	26,406	23,675	101,884	97,105
Research and development	17,630	18,096	72,638	72,487
General and administrative	8,084	6,854	31,334	29,947

Total operating expenses	52,120	48,625	205,856	199,539

Operating income	22,202	7,134	48,990	65,039

Interest income, net	2,054	2,331	8,451	9,492
Other income (expense), net	(630)	(33)	(1,774)	527

Income before provision for income taxes	23,626	9,432	55,667	75,058
Provision for income taxes	6,379	2,629	15,030	19,752

Pro forma net income	$17,247	$6,803	$40,637	$55,306

Basic net income per share	$0.17	$0.07	$0.41	$0.56

Diluted net income per share	$0.17	$0.07	$0.40	$0.55

Weighted average shares outstanding for basic net income per share	99,514	99,641	99,244	99,324

Weighted average shares outstanding for diluted net income per share	101,843	100,404	100,752	100,696

Use of Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses pro forma measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
	(Unaudited)	(Unaudited)
Net revenues	$118,287	$94,248	$420,423	$452,091
Cost of net revenues	43,965	38,489	165,577	187,513

Gross profit	74,322	55,759	254,846	264,578

Operating expenses:
Sales and marketing	26,406	23,675	101,884	97,105
Research and development	17,630	18,096	72,638	72,487
General and administrative	8,084	6,854	31,334	29,947
Acquisition-related costs	198	875	386	3,699
Purchased in-process research and development	—	—	—	900
Amortization of purchased intangibles	4,398	4,398	17,591	17,135
Restructuring costs	—	584	5,029	1,657
Litigation settlements	—	—	—	(257)

Total operating expenses	56,716	54,482	228,862	222,673

Operating income	17,606	1,277	25,984	41,905

Interest income, net	2,054	2,331	8,451	9,492
Loss on strategic investments	(140)	(455)	(737)	(7,465)
Other income (expense), net	(630)	(33)	(1,774)	527

Income from continuing operations before provision for income taxes	18,890	3,120	31,924	44,459
Provision for income taxes	5,282	946	8,958	11,675

Income from continuing operations	13,608	2,174	22,966	32,784

Income (loss) from discontinued operations, net of taxes	—	961	(695)	(6,024)
Gain from sale of discontinued operations, net of taxes	59	—	552	—

Net income	$13,667	$3,135	$22,823	$26,760

Basic net income per share:
Net income per share from continuing operations	$0.14	$0.02	$0.23	$0.33
Income (loss) per share from discontinued operations, net	—	0.01	(0.01)	(0.06)
Gain per share from sale of discontinued operations, net	—	—	0.01	—

Basic net income per share	$0.14	$0.03	$0.23	$0.27

Diluted net income per share:
Net income per share from continuing operations	$0.13	$0.02	$0.23	$0.33
Income (loss) per share from discontinued operations, net	—	0.01	(0.01)	(0.06)
Gain per share from sale of discontinued operations, net	—	—	0.01	—

Diluted net income per share	$0.13	$0.03	$0.23	$0.27

Weighted average shares outstanding for basic net income per share	99,514	99,641	99,244	99,324

Weighted average shares outstanding for diluted net income per share	101,843	100,404	100,752	100,696

POLYCOM, INC.

GAAP to Pro Forma Reconciliation

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2003			December 31, 2003
	GAAP	Excluded	Pro Forma	GAAP	Excluded	Pro forma
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Net revenues	$118,287	$—	$118,287	$420,423	$—	$420,423
Cost of net revenues	43,965	—	43,965	165,577	—	165,577

Gross profit	74,322	—	74,322	254,846	—	254,846

Operating expenses:
Sales and marketing	26,406	—	26,406	101,884	—	101,884
Research and development	17,630	—	17,630	72,638	—	72,638
General and administrative	8,084	—	8,084	31,334	—	31,334
Acquisition-related costs	198	198	—	386	386	—
Amortization of purchased intangibles	4,398	4,398	—	17,591	17,591	—
Restructuring costs	—	—	—	5,029	5,029	—

Total operating expenses	56,716	4,596	52,120	228,862	23,006	205,856

Operating income	17,606	(4,596)	22,202	25,984	(23,006)	48,990

Interest income, net	2,054	—	2,054	8,451	—	8,451
Loss on strategic investments	(140)	(140)	—	(737)	(737)	—
Other expense, net	(630)	—	(630)	(1,774)	—	(1,774)

Income from continuing operations before provision for income taxes	18,890	(4,736)	23,626	31,924	(23,743)	55,667
Provision for income taxes	5,282	(1,097)	6,379	8,958	(6,072)	15,030

Income from continuing operations	13,608	(3,639)	17,247	22,966	(17,671)	40,637

Loss from discontinued operations, net of taxes	—	—	—	(695)	(695)	—
Gain from sale of discontinued operations, net of taxes	59	59	—	552	552	—

Net income	$13,667	$(3,580)	$17,247	$22,823	$(17,814)	$40,637

Basic net income per share:
Net income per share from continuing operations	$0.14	$(0.03)	$0.17	$0.23	$(0.18)	$0.41
Loss per share from discontinued operations, net	—	—	—	(0.01)	(0.01)	—
Gain per share from sale of discontinued operations, net	—	—	—	0.01	0.01	—

Basic net income per share	$0.14	$(0.03)	$0.17	$0.23	$(0.18)	$0.41

Diluted net income per share:
Net income per share from continuing operations	$0.13	$(0.04)	$0.17	$0.23	$(0.17)	$0.40
Loss per share from discontinued operations, net	—	—	—	(0.01)	(0.01)	—
Gain per share from sale of discontinued operations, net	—	—	—	0.01	0.01	—

Diluted net income per share	$0.13	$(0.04)	$0.17	$0.23	$(0.17)	$0.40

Weighted average shares outstanding for basic net income per share	99,514		99,514	99,244		99,244

Weighted average shares outstanding for diluted net income per share	101,843		101,843	100,752		100,752

POLYCOM, INC.

GAAP to Pro Forma Reconciliation

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2002			December 31, 2002
	GAAP	Excluded	Pro Forma	GAAP	Excluded	Pro forma
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Net revenues	$94,248	$—	$94,248	$452,091	$—	$452,091
Cost of net revenues	38,489	—	38,489	187,513	—	187,513

Gross profit	55,759	—	55,759	264,578	—	264,578

Operating expenses:
Sales and marketing	23,675	—	23,675	97,105	—	97,105
Research and development	18,096	—	18,096	72,487	—	72,487
General and administrative	6,854	—	6,854	29,947	—	29,947
Acquisition-related costs	875	875	—	3,699	3,699	—
Purchased in-process research and development	—	—	—	900	900	—
Amortization of purchased intangibles	4,398	4,398	—	17,135	17,135	—
Restructuring costs	584	584	—	1,657	1,657	—
Litigation settlement	—	—	—	(257)	(257)	—

Total operating expenses	54,482	5,857	48,625	222,673	23,134	199,539

Operating income	1,277	(5,857)	7,134	41,905	(23,134)	65,039

Interest income, net	2,331	—	2,331	9,492	—	9,492
Loss on strategic investments	(455)	(455)	—	(7,465)	(7,465)	—
Other income (expense), net	(33)	—	(33)	527	—	527

Income from continuing operations before provision for income taxes	3,120	(6,312)	9,432	44,459	(30,599)	75,058
Provision for income taxes	946	(1,683)	2,629	11,675	(8,077)	19,752

Income from continuing operations	2,174	(4,629)	6,803	32,784	(22,522)	55,306

Income (loss) from discontinued operations, net of taxes	961	961	—	(6,024)	(6,024)	—

Net income	$3,135	$(3,668)	$6,803	$26,760	$(28,546)	$55,306

Basic net income per share:
Net income per share from continuing operations	$0.02	$(0.05)	$0.07	$0.33	$(0.23)	$0.56
Income (loss) per share from discontinued operations, net	0.01	0.01	—	(0.06)	(0.06)	—

Basic net income per share	$0.03	$(0.04)	$0.07	$0.27	$(0.29)	$0.56

Diluted net income per share:
Net income per share from continuing operations	$0.02	$(0.05)	$0.07	$0.33	$(0.22)	$0.55
Income (loss) per share from discontinued operations, net	0.01	0.01	—	(0.06)	(0.06)	—

Diluted net income per share	$0.03	$(0.04)	$0.07	$0.27	$(0.28)	$0.55

Weighted average shares outstanding for basic net income per share	99,641		99,641	99,324		99,324

Weighted average shares outstanding for diluted net income per share	100,404		100,404	100,696		100,696

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current assets
Cash and cash equivalents	$212,562	$155,191
Short-term investments	15,703	38,670
Trade receivables, net	42,836	65,470
Inventories	24,845	32,308
Deferred taxes	20,589	29,787
Prepaid expenses and other current assets	19,472	16,622

Total current assets	336,007	338,048

Property and equipment, net	28,493	28,428
Long-term investments	368,020	319,147
Goodwill	289,508	300,039
Purchased intangibles, net	15,236	32,827
Deferred taxes	56,513	53,446
Other assets	10,013	4,939

Total assets	$1,103,790	$1,076,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,247	$29,788
Accrued payroll and related liabilities	12,644	7,540
Taxes payable	49,417	44,338
Deferred revenue	20,524	16,950
Other accrued liabilities	26,846	36,519

Total current liabilities	145,678	135,135

Long-term liabilities	28,833	37,996

Total liabilities	174,511	173,131

Stockholders’ equity	929,279	903,743

Total liabilities and stockholders’ equity	$1,103,790	$1,076,874

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 31, 2003	December 31, 2002
Cash Flows from operating activities:
Net income	$22,823	$26,760
Adjustments to reconcile net income to net cash provided by operating activities:
Gain from sale of discontinued operations, net of taxes	(552)	—
Depreciation and amortization	15,263	14,001
Amortization of purchased intangibles	17,591	17,135
Provision for doubtful accounts	521	3,213
Provision for excess and obsolete inventories	1,805	3,133
Tax benefit from exercise of stock options	1,821	1,751
Loss on strategic investments	737	7,465
Amortization of unearned stock-based compensation	320	544
Purchase of in-process research and development	—	900

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	22,113	23,061
Inventories	8,440	9,761
Deferred taxes	1,281	(10,688)
Prepaid expenses and other assets	(4,389)	(2,127)
Accounts payable	6,546	(1,632)
Taxes payable	4,763	20,085
Other accrued liabilities	1,724	(31,862)

Net cash provided by operating activities	100,807	81,500

Cash flows from investing activities:
Purchase of property and equipment	(14,819)	(12,893)
Purchase of licensed technology	(3,528)	—
Purchases of investments	(960,880)	(971,370)
Proceeds from sale and maturity of investments	932,417	702,779
Proceeds from sale of discontinued operations	1,396	—
Purchase of convertible note receivable	(522)	—
Net cash received in purchase acquisitions	—	93

Net cash used in investing activities	(45,936)	(281,391)

Cash flows from financing activities:
Proceeds from stock offering, net of issuance costs	—	237,495
Proceeds from issuance of common stock under employee option and stock purchase plans	9,415	6,666
Purchase of treasury stock	(6,915)	(15,911)

Net cash provided by financing activities	2,500	228,250

Net increase in cash and cash equivalents	57,371	28,359
Cash and cash equivalents, beginning of period	155,191	126,832

Cash and cash equivalents, end of period	$212,562	$155,191